UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2007

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Saflink” refer to Saflink Corporation, a Delaware corporation.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on December 12, 2006, we received written notification from Nasdaq indicating that we had not regained compliance with the minimum bid price requirement as set forth in Marketplace Rule 4310(c)(4) and, as a result, Nasdaq had determined to delist our securities from the Nasdaq Capital Market.

We appealed Nasdaq’s determination to delist our securities and a hearing was held before a Nasdaq listing qualifications panel. On March 16, 2007, we received notice that the listing qualifications panel has determined to delist our securities from the Nasdaq Capital Market, and will suspend trading in our common stock effective with the open of business on Tuesday, March 20, 2007.

We have been in contact with a market maker and they have filed a Form 211 with the NASD OTC Compliance Unit in order to quote our common stock. The Form 211 is the form to initiate quotations in the OTC Bulletin Board (OTCBB), the “Pink Sheets,” or any other comparable quotation medium pursuant to SEC Rule 15c2-11. We believe that upon approval of the Form 211, our common stock will be able to be quoted on the OTCBB.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saflink Corporation

Dated: March 19, 2007	By:	/s/ Jeffrey T. Dick
	Name:	Jeffrey T. Dick
	Title:	Chief Financial Officer

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